Exhibit 10.3

LOCK-UP AGREEMENT

    , 2023

Graphite Bio, Inc.

611 Gateway Blvd., Suite 120

San Francisco, CA 94080

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Graphite Bio, Inc., a Delaware corporation (“Parent”), has entered into an Agreement and Plan of Merger, dated as of November [•], 2023 (as the same may be amended from time to time, the “Merger Agreement”) with Generate Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and Lenz Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of the parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 90 days after the Closing Date (the “Restricted Period”):

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock (including without limitation, (a) Parent Common Stock or such other securities of Parent which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC, (b) securities of Parent which may be issued upon exercise or vesting, as applicable, of a stock option or warrant or settlement of a restricted stock unit and (c) Parent Common Stock or such other securities to be issued to the undersigned in connection with the Merger, in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian)) by the undersigned (collectively, the “Undersigned’s Shares”);

(ii)

enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise;

(iii)

make any demand for, or exercise any right with respect to, the registration of any shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock (other than such rights set forth in the Merger Agreement); or

(iv)	publicly disclose the intention to do any of the foregoing described in clauses (i), (ii) and (iii) above.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	transfers of the Undersigned’s Shares:

(i)

if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (D) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (E) to any corporation, partnership or other entity, in each case, all of the beneficial ownership interests of which are held by the undersigned or a Family Member of the undersigned;

(ii)

if the undersigned is a corporation, partnership or other entity, (A) to another corporation, partnership, or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, current or former partners, members, stockholders or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) transfers or dispositions not involving a change in beneficial ownership or (E) with prior written consent of Parent (as constituted following the Closing); or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Parent Common Stock or such other securities that have been so transferred or distributed and if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer;

(b) the disposition (including a forfeiture or repurchase) to Parent of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement, provided that if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer;

(c) the surrender or forfeiture of shares of Parent Common Stock or other securities of Parent to Parent, including to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of stock options, restricted stock, other equity awards, warrants or other rights to acquire shares of Parent Common Stock pursuant to equity incentive plans of Parent or the Company or outstanding warrants issued by the Company or Parent; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer;

(d) transfers, distributions, sales or other transactions of shares of Parent Common Stock purchased on the open market or in a public offering, in each case, following the Closing;

(e) transfers pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’ capital stock involving a Change of Control (as defined below) of Parent that has been approved by the board of directors of Parent (as constituted following the

Closing), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock- Up Agreement (“Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of Parent (or the surviving entity));

(f) transfers pursuant to an order of a court or regulatory agency;

(g) transfers, distributions, sales or other transactions with the prior written consent of Parent (as constituted following the Closing); or

(h) transfers, distributions, sales or other transactions of shares of Parent, if any, purchased from the Parent pursuant to that certain Stock Purchase Agreement dated as of the date of the Merger Agreement in the Concurrent PIPE Investment.

In addition, nothing in this Lock-Up Agreement shall prohibit the undersigned from exercising options or warrants for shares of Parent Common Stock or the conversion of convertible securities of Parent held by the undersigned into shares of Parent Common Stock; provided that the shares of Parent Common Stock acquired upon such exercise and/or conversion shall be subject to the terms of this Lock-Up Agreement.

Notwithstanding anything to the contrary herein, the undersigned may establish a trading or distribution plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or Parent regarding the establishment of such disposition plan(s), such announcement or filing shall include a statement to the effect that no transfer of the Undersigned’s Shares may be made under such disposition plan during the Restricted Period and (ii) no transfer pursuant to such plan is made during the Restricted Period.

In the event that a release or waiver is granted by Parent (as constituted following the Closing) to any officer, director or any other stockholder who is a party to a similar lock-up agreement entered into in connection with the transactions contemplated by the Merger (other than the undersigned) relating to the restrictions set forth above for the Undersigned’s Shares (each, a “Release” and, collectively, “Releases”), the same percentage of the Undersigned’s Shares shall be immediately, fully and irrevocably released or waived in the same manner and on the same terms from any remaining restrictions set forth above on a pro rata basis (the “Pro-Rata Release”) and Parent will promptly (and in any event within two business days of such Release) notify the undersigned of the terms of such Pro-Rata Release.

Notwithstanding the foregoing, such Pro-Rata Release shall not be applied (i) to the extent that the aggregate holding percentage of the securities subject to any such Release or Releases is less than or equal to one percent (1%) in the aggregate of the Parent Common Stock outstanding immediately following the Closing (calculated on a fully-diluted basis), (ii) if the Release is effected solely to permit a transfer not involving a disposition for value and the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration of the Restricted Period, (iii) to the extent the Release is granted to a natural person and determined, in the sole discretion of Parent, to be due to circumstances of emergency or hardship of such natural person, or (iv) if the Release, in full or in part, of any securities from the restrictions of this Lock-Up Agreement is in connection with an underwritten follow-on offering during the Restricted Period (the “Follow-On Offering”); provided that, to the extent the undersigned holds registration rights with respect to the Undersigned’s Shares, the undersigned has been given the opportunity to participate in such Follow- On Offering on a basis consistent with such contractual rights.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Parent Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

If a stockholder and/or an officer and/or director of the Company or Parent enters into a Lock- Up Agreement with respect to securities of the Company or Parent with any terms that are more favorable, from the perspective of the undersigned, than the terms of this Lock-Up Agreement, then Parent shall provide equivalent rights to the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Parent and the Company are proceeding with the transactions contemplated in the Merger Agreement in reliance upon this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon Parent or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Parent and/or the Company in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Parent and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent or the Company is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Parent or the Company with respect thereto.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Parent will facilitate the timely preparation and delivery of certificates or the establishment of book-entry positions at Parent’s transfer agent representing the Undersigned’s Shares without the restrictive legend above or the withdrawal of any stop transfer instructions.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware, without regard to the conflict of Laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Parent, the Company and the undersigned by electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

Print Name of Stockholder:	[ ]

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed By Graphite Bio, Inc.:

By:
Name:
Title:

Accepted and Agreed by Lenz Therapeutics, Inc.:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]